UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STANDARD PACIFIC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2007

A Special Meeting of Stockholders of Standard Pacific Corp. will be held at the Company’s corporate office, 15326 Alton Parkway, Irvine, California 92618-2338, on Tuesday, December 11, 2007 at 10:30 a.m., local time, for the following purposes:

(1)	To approve an amendment to the Standard Pacific Corp. Restated Certification of Incorporation to increase the total number of shares of capital stock that Standard Pacific Corp. is authorized to issue from 110,000,000 shares to 210,000,000 shares by increasing the total number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares; and

(2)	To transact such other business as may properly come before the Special Meeting and any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on October 26, 2007 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any and all postponements and adjournments thereof.

In order to constitute a quorum for the conduct of business at the Special Meeting, it is necessary that holders of a majority of all outstanding shares of common stock of the Company be present in person or be represented by proxy. Your attention is directed to the accompanying proxy statement. To assure your representation at the Special Meeting, please date, sign and mail the enclosed proxy card for which a return envelope is provided. Alternatively, you may provide voting instructions by telephone or the Internet, 24 hours a day, 7 days a week. Please follow the voting instructions printed on the enclosed proxy card. Stockholders who attend the Special Meeting may vote in person even though they have previously mailed their proxy card or provided voting instructions via telephone or the Internet.

By Order of the Board of Directors

CLAY A. HALVORSEN
Secretary

Irvine, California

November     , 2007

PROXY STATEMENT

STANDARD PACIFIC CORP.

15326 Alton Parkway

Irvine, California 92618-2338

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 11, 2007

GENERAL INFORMATION

This proxy statement is being mailed to stockholders on or about November     , 2007 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation, of proxies for use at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate office, 15326 Alton Parkway, Irvine, California 92618-2338, on Tuesday, December 11, 2007 at 10:30 a.m., local time, and at any and all postponements and adjournments thereof.

The entire cost of this solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personally. In addition, we have retained The Altman Group, a proxy solicitor, to assist us in the solicitation of proxies. We anticipate the cost of proxy solicitation would be approximately $7,000 plus reasonable out-of-pocket expenses. This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about November     , 2007.

RECORD DATE AND VOTING

All voting rights are vested exclusively in the holders of the Company’s common stock, par value $.01 per share, each share of which is entitled to one vote on each matter presented for action by the stockholders at the Special Meeting. Only stockholders of record as of the close of business on October 26, 2007 (the “Record Date”) are entitled to receive notice of and to vote at the Special Meeting. As of October 26, 2007, the Company had outstanding a total of              shares of common stock. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Special Meeting.

The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly completed proxies will be voted FOR the amendment of our Restated Certificate of Incorporation described in Proposal 1 below. Any stockholder may revoke his or her proxy at any time prior to its use by writing to the Secretary of the Company, by voting again via mail, telephone or the Internet, or by attending the Special Meeting and casting his or her vote in person. A stockholder’s last timely vote will be the vote that is counted.

Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Under the rules of the New York Stock Exchange, if your broker holds shares in your name and delivers this proxy statement to you, then the broker has discretionary authority to vote your shares with respect to Proposal One and other routine matters in the absence of voting instructions from you within a specified date.

Stockholders can provide voting instructions by telephone by calling toll free 1-866-540-5760 from the U.S. or Canada, or via the Internet at www.proxyvoting.com/spf at anytime before 11:59 p.m. Eastern Time on December 10, 2007. Stockholders may call 1-800-311-3176 with questions regarding voting. Telephone and Internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on December 10, 2007. Please have the proxy card in hand when you telephone or visit the website.

PROPOSAL ONE—APPROVAL OF AMENDMENT TO STANDARD PACIFIC CORP.’S RESTATED CERTIFICATE OF INCORPORATION

Stockholders are being asked to approve an amendment to our Restated Certificate of Incorporation (“Certificate”) to increase the total number of shares of capital stock that the Company is authorized to issue from 110,000,000 shares to 210,000,000 shares by increasing the total number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares (the “Amendment”). On October 24, 2007, our Board of Directors (“Board”) approved the Amendment in substantially the form attached hereto as Exhibit A, subject to stockholder approval, and directed that the Amendment be submitted to a vote of our stockholders. Our Board has determined that the Amendment is in the best interest of us and our stockholders and recommends approval by our stockholders.

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Special Meeting.

Our Certificate currently authorizes the issuance of up to 100 million shares of Standard Pacific common stock. As of the Record Date, there were [72,777,896] million shares of common stock issued and outstanding and [20,423,830] million shares reserved for issuance upon conversion of the Company’s 6% Convertible Senior Subordinated Notes due 2012 and pursuant to the terms of the Company’s equity incentive plans, leaving only [6,798,274] million shares of common stock available for future issuances.

Our Board believes that the number of shares of Standard Pacific common stock presently available for future issuance under our Certificate is insufficient to provide the Board with flexibility in issuing shares for general corporate purposes and has therefore proposed to increase the number of authorized shares to ensure that we have such flexibility, without further stockholder approval, except as may be required by law, regulation or stock exchange rules. We may issue shares in the future in connection with, among other things, equity and convertible debt financings, acquisitions, equity incentives for employees, and payments of stock dividends, stock splits or other recapitalizations. From time to time we consider opportunities to pursue acquisitions, equity and convertible debt financings and other transactions and whether these are in the best interest of the Company and its stockholders. We do not have any current plans or intentions with respect to issuances of the additional authorized shares.

In addition to these corporate purposes, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that our Board determines is not in the best interests of us and our stockholders. However, our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and is not proposing the increase in response to any attempt or plan to obtain control of the Company.

Our Certificate also authorizes our Board to issue a new series of common stock, as well as preferred stock, without stockholder approval. Depending on the rights and terms of any new series created, and the reaction of the market to the series, the rights or the value of our outstanding common stock could be negatively affected. Our Board has no current plans or intentions to issue any new series of common stock.

The additional shares of common stock being authorized by this amendment might be issued at times and under circumstances as to have a dilutive effect on earnings per share or the percentage ownership interest of the present holders of our common stock, none of whom have preemptive rights under our Certificate to subscribe for additional securities that we may issue.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1. The affirmative vote of at least a majority of our outstanding shares of common stock is required to approve Proposal 1. As a result, abstentions will be treated as votes against the proposal. Unless instructed otherwise in the proxy, the persons named in the accompanying form of proxy will vote all proxies for Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 18, 2007 (except as noted otherwise) regarding ownership of the Company’s shares of common stock by (1) each director and executive officer of the Company named in the Summary Compensation Table in the Company’s Proxy Statement filed with respect to our May 2007 Annual Meeting, (2) all directors and executive officers of the Company as a group, and (3) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. This table is based on information contained in Section 16 and Schedule 13G filings made with the Securities and Exchange Commission and Company equity incentive plan records.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Outstanding Shares **
Directors and Executive Officers
Stephen J. Scarborough	2,201,710	3.03
Michael C. Cortney(3)	990,327	1.36
Andrew H. Parnes	317,898	*
Scott D. Stowell	250,229	*
Bruce F. Dickson	65,426	*
Bruce A. Choate	10,000	*
Dr. James L. Doti	25,900	*
Ronald R. Foell	381,248	*
Douglas C. Jacobs	50,500	*
Larry D. McNabb	47,523	*
J. Wayne Merck	10,000	*
Jeffrey V. Peterson	53,000	*
F. Patt Schiewitz	10,000	*
Directors and Executive Officers as a Group (18 persons)	4,889,262	6.72
5% Beneficial Owners
FMR Corp.(4)	9,680,092	13.30
Earnest Partners, LLC(5)	6,824,967	9.38
Legg Mason Capital Management, Inc.(6)	6,678,600	9.18
The Goldman Sachs Group, Inc.(7)	4,516,828	6.21
Tremblant Capital Group(8)	3,951,059	5.43

*	Less than one percent.
**	Applicable percentage of ownership is based on 72,777,896 shares of the Company’s common stock outstanding as of October 18, 2007. To the Company’s knowledge, none of such shares have been pledged as security by any of the Company’s directors or executive officers.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares of common stock subject to options currently exercisable or exercisable within 60 days after October 18, 2007, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.
(2)	The total number of shares listed in the “Amount and Nature of Beneficial Ownership” column for each named executive officer and director includes the following number of shares subject to options held by such named executive officer or director which are exercisable within 60 days after October 18, 2007: Mr. Scarborough 1,019,532, Mr. Cortney 565,102, Mr. Parnes 221,998, Mr. Stowell 142,600, Mr. Dickson 20,932, Mr. Foell 38,000, Mr. Jacobs 34,000, Mr. McNabb 30,000, Mr. Peterson 36,000 and all directors and executive officers as a group 2,377,428.
(3)	Mr. Cortney retired from the position of President effective March 15, 2007.

(4)	FMR Corp., an affiliate of Fidelity Management and Research Company, beneficially owns 9,680,092 shares of common stock of the Company, 3,800 shares with respect to which it has sole voting power, 0 shares with respect to which it has shared voting power, and 9,680,092 shares with respect to which it has sole dispositive power. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based on a Schedule 13G/A filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2007.
(5)	Earnest Partners, LLC beneficially owns 6,824,967 shares of common stock of the Company, 1,935,509 shares with respect to which it has sole voting power, 2,235,358 shares with respect to which it has shared voting power, and 6,824,967 shares with respect to which it has sole dispositive power. The address of Earnest Partners, LLC is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309. This information is based on a Schedule 13G/A filed by Earnest Partners, LLC with the Securities and Exchange Commission on February 7, 2007.
(6)	Legg Mason Capital Management, Inc. beneficially owns 6,678,600 shares of common stock of the Company with respect to which it shares voting power. The address of Legg Mason Capital Management, Inc. is 100 Light Street, Baltimore, Maryland, 21202. This information is based on a Schedule 13G filed by Legg Mason Capital Management, Inc. with the Securities and Exchange Commission on September 10, 2007.
(7)	The Goldman Sachs Group, Inc. beneficially own 4,516,828 shares of common stock of the Company over which it has shared voting and dispositive power. The address of the Goldman Sachs Group, Inc. is 85 Broad Street, New York, NY 10004. This information is based on a Schedule 13G filed by The Goldman Sachs Group, Inc. with the Securities and Exchange Commission on February 9, 2007.
(8)	Tremblant Capital Group beneficially owns 3,951,059 shares of common stock of the Company, over which it has sole voting and dispositive power. The address of Tremblant Capital Group is 767 Fifth Avenue, Floor 12A, New York, New York 10153. This information is based on a Schedule 13G/A filed by Tremblant Capital Group with the Securities and Exchange Commission on February 14, 2007.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s 2008 proxy solicitation materials, including director nominations, must set forth such proposal in writing and submit it to the Company’s Corporate Secretary on or before December 11, 2007. The Board will review proposals from eligible stockholders if they are received by December 11, 2007 and will determine whether such proposals will be included in the Company’s 2008 proxy solicitation materials. A stockholder is eligible to present proposals to the Board of Directors if he or she is the record or beneficial owner of at least one percent, or $2,000 in market value, of Company securities entitled to be voted at the 2008 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held. Proposals must be submitted in accordance with the Company’s bylaws and comply with Securities and Exchange Commission regulations promulgated pursuant to Rule 14a-8 of the Exchange Act of 1934, as amended. If a stockholder desires to have a proposal presented at the Company’s annual meeting of stockholders in 2008 and the proposal is not intended to be included in the Company’s related 2008 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s bylaws. According to the bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of stockholders, the stockholder must give notice of the proposal in writing to the Company’s Corporate Secretary at the Company’s principal executive offices not less than 90 days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting. All stockholder proposals must include the information required by the Company’s bylaws. Stockholders may contact the Company’s Corporate Secretary at the address set forth below for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating director candidates.

FORM 10-K ANNUAL REPORT

The Company will provide, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2006 (without the exhibits thereto) and/or a copy of the exhibits to its 2006 Form 10-K, upon the written or oral request of any stockholder or beneficial owner of its common stock. Requests should be directed to the following address:

Clay A. Halvorsen

Corporate Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618-2338

(949) 789-1600

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Special Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

By Order of the Board of Directors

/s/ CLAY A. HALVORSEN
Clay A. Halvorsen
Secretary

Irvine, California

November     , 2007

APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF

INCORPORATION OF STANDARD PACIFIC CORP.

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

STANDARD PACIFIC CORP.,

A DELAWARE CORPORATION

Standard Pacific Corp., a corporation organized and existing under and by virtue of the laws of State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation adopted resolutions effective as of October 24, 2007 setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a special meeting of stockholders of the Corporation at which said amendment be submitted to the stockholders of the Corporation for their consideration and approval. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, subject to approval by the Corporation’s stockholders, Section 1 of Article V of the Corporation’s Certificate of Incorporation be amended in its entirety as follows:

Section 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock”; the total number of shares of all classes of stock that the Corporation shall have authority to issue is two hundred ten million (210,000,000) shares, consisting of two hundred million (200,000,000) shares of Common Stock, par value of $.01 per share, and ten million (10,000,000) shares of Preferred Stock, par value $.01 per share.

SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (the “DGCL”) at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this          day of                     , 2007

Standard Pacific Corp.

By:
Title:
Name:

A-1

Please Mark Here for Address Change SEE REVERSE SIDE

Unless otherwise specified, this proxy will be voted FOR proposal 1.

1.     To amend our Restated Certificate of Incorporation (“Certificate”) to increase the total number of shares of capital stock that the Company is authorized to issue from 110,000,000 shares to 210,000,000 shares by increasing the total number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares.

2. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please check this box if you plan to

attend the Annual Meeting.

Signature                                                                                Date                                         Signature                                                                                Date

This proxy must be signed exactly as the stockholder name appears hereon. Executors, administrators, trustees, etc., should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/spf Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1 -866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

P R O X Y

STANDARD PACIFIC CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR THE SPECIAL MEETING DECEMBER 11, 2007

The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement; and, revoking any proxy previously given, hereby constitutes and appoints Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, as his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of common stock of the Company standing in the name of the undersigned at the Special Meeting of Stockholders of the Company to be held at Standard Pacific Corp., 15326 Alton Parkway, Irvine, CA 92618-2338, on Tuesday, December 11, 2007, at 10:30 A.M., local time, and at any postponement or adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU FAIL TO MARK ONE OF THE BOXES FOR A PROPOSAL, THIS PROXY WILL BE VOTED, IN THE CASE OF PROPOSAL 1, FOR THE PROPOSAL, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER BUSINESS THAT COMES BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
SEE REVERSE SIDE	PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE.	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Special Meeting of Stockholders of

Standard Pacific Corp.

Will be held at:

Standard Pacific Corp.

15326 Alton Parkway

Irvine, CA 926 18-2338

December 11, 2007

10:30 A.M., Local Time